State of Delaware

                        Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FI-TEK V, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                            [SEAL]       /s/ Edward J. Freel
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State


                                             AUTHENTICATION: 9791262
                                             DATE: 06-08-99

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/08/1999
                                                            991229815-2204050


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FI-TEK V, INC.




     FI-TEK V, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, Article I is hereby amended to read as follows:

                                    Article I
                                NAME AND DURATION

     The name of this corporation is Laidlaw Global Corporation (the "Company") It shall have perpetual existence.

     SECOND: That in lieu of a meeting and a vote of stockholders, a majority of the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 7th day of June, 1999.



                                          FI-TEK V, INC.

                                          By  /s/ Anastasio Carayannis
                                              ------------------------
                                              Anastasio Carayannis,
                                              President